EXHIBIT 10.1

DUKE MOUNTAIN RESOURCES, INC.

4% NON NEGOTIABLE PROMISSORY NOTE

Principal Amount: $80,000

Issue Date: December 31, 2013

FOR VALUE RECEIVED, DUKE MOUNTAIN RESOURCES, INC., a Nevada corporation (“Borrower”), hereby promises to pay to JANUS RESOURCES, INC., a Nevada corporation (the “Holder”) or its registered assigns or successors in interest or order, without demand, the sum of EIGHTY THOUSAND DOLLARS ($80,000) (“Principal Amount”), together with interest thereon as set forth below.

Reference is hereby made to the Stock Purchase Agreement (the “SPA”) entered into between the Borrower and Holder as of even date as this promissory note (this “Note”).

ARTICLE 1

INTEREST

1.1

Interest Rate. Interest on this Note shall compound yearly and shall accrue at the annual rate of FOUR PERCENT (4%) as computed on the basis of a 365-day year. Interest will begin to accrue as of the date hereof is payable with payment of each installment of principal due hereunder, accelerated or otherwise.

1.2

Default Interest Rate. Following the occurrence and during the continuance of an Event of Default, which, if susceptible to cure is not cured within the cure periods (if any) set forth in Article 3, otherwise then from the first date of such occurrence until cured, the annual interest rate on this Note shall (subject to Section 4.10) be the lesser of EIGHT PERCENT (8%), or the maximum rate then allowable by law, and be due on demand.

ARTICLE 2

PAYMENT

2.1

Due Date. The Borrower shall pay the Principal Amount and all accrued and unpaid interest on this Note no later than December 31, 2015. The outstanding Principal Amount and accrued and unpaid interest thereon may be prepaid by the Borrower in whole or in part, without penalty.

ARTICLE 3

EVENTS OF DEFAULT

The occurrence of any of the following events of default (“Event of Default”) shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below:

3.1

Failure to Pay Principal or Interest. The Borrower fails to pay all of the Principal Amount and interest under this Note when due and such failure continues for a period of eight (8) business days after the due date.

3.2

Breach of Covenant. The Borrower breaches any material covenant or other term or condition of this Note and such breach, if subject to cure, continues for a period of ten (10) business days after written notice to the Borrower from the Holder.

3.3

Breach of Representations and Warranties. Any material representation or warranty of the Borrower made herein, or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith or therewith shall be false or misleading in any material respect as of the Closing Date.

3.4

Receiver or Trustee. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for them or for a substantial part of their property or business; or such a receiver or trustee shall otherwise be appointed.

3.5

Judgments. Any money judgment, writ or similar final process shall be entered or filed against Borrower or any subsidiary of Borrower in the United States or any of their property or other assets in the United States for more than $100,000, and shall remain unvacated or unsatisfied, for a period of sixty days.

3.6

Non-Payment. A default by the Borrower under any one obligation in an aggregate monetary amount in excess of $100,000 for more than twenty (20) days after the due date, unless the Borrower is contesting the validity of such obligation in good faith and has segregated cash funds equal to not less than one-half of the contested amount.

3.7

Bankruptcy. Bankruptcy, insolvency, reorganization, or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower or any Subsidiary of Borrower and if instituted against them are not dismissed within forty-five (45) days of initiation.

ARTICLE 4

MISCELLANEOUS

4.1

Failure or Indulgence Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2

Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, facsimile, or email addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be the addresses set forth in the SPA for delivery of notices thereunder.

4.3

Amendment Provision. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4

Assignees. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.

4.5

Cost of Collection. If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys’ fees.

4.6

No Rights or Liabilities as Shareholder. This Note does not by itself entitle the Holder to any voting rights or other rights as a shareholder of the Borrower. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of the Holder, shall cause the Holder to be a shareholder of the Borrower for any purpose.

4.7

Binding Effect. This Note shall be binding on the Parties and their respective heirs, successors, and assigns; provided, however, that the Borrower shall not assign its rights hereunder in whole or in part without the express written consent of the Holder.

4.8

Severability. If any part of this Note is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted by law and the balance of this Note shall remain in full force and effect.

4.9

Final Note. This Note contains the complete understanding and agreement of the Borrower and Holder and supersedes all prior representations, warranties, agreements, arrangements, understandings, and negotiations.

4.10

Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

4.11

Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

4.12

Redemption. This Note may not be redeemed, prepaid or called without the consent of the Holder except as described in this Note.

4.13

Non-Business Days. Whenever any payment or any action to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due or action shall be required on the next succeeding business day and, for such payment, such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

4.14

Governing Law. This Note shall be governed by and construed in accordance with the laws of the state of New York, without regard to conflicts of laws and principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the State of New York. Both parties and the individual signing this Note on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower’s obligations to Holder or to enforce a judgment or other court in favor of the Holder.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the 31st day of December, 2013.

DUKE MOUNTAIN RESOURCES, INC.

By: /s/ David Gamache

Name:

David Gamache

Title:

President and Chief Executive Officer